Exhibit 10.9

AMENDMENT NO. 3 TO CREDIT AGREEMENT

dated as of May 13, 2022

among

BCE-MACH II LLC,
as Borrower,

The Several Lenders
from Time to Time Parties Thereto,

EAST WEST BANK,
as Administrative Agent and Collateral Agent,

EAST WEST BANK,
as Issuing Bank

__________________________

EAST WEST BANK,
as Sole Bookrunner and Lead Arranger

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of May 13, 2022 (the “Effective Date”), is among BCE-MACH II LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders party hereto; EAST WEST BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and Commerce Bank, as an exiting lender (in such capacity, an “Exiting Lender”).

R E C I T A L S:

A. The Borrower, the Administrative Agent and the financial institutions party thereto as Lenders, are parties to that certain Credit Agreement dated as of September 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The parties hereto desire to enter into this Amendment to amend certain provisions of the Credit Agreement, upon the terms and conditions as set forth herein, to be effective as of the Effective Date upon satisfaction of the conditions set forth in Section 4 of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.   Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to the corresponding section in the Credit Agreement.

Section 2.   Amendments to Credit Agreement.

2.1. Amendment to Schedule 1.1(a). Schedule 1.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 1.1(a) attached hereto.

Section 3. Borrowing Base. Effective as of the Effective Date, the Borrowing Base is hereby reaffirmed at $26,000,000. This adjustment constitutes the Scheduled Redetermination on or about April 1, 2022 as set forth in Section 2.14(b) of the Credit Agreement. The Borrowing Base as reaffirmed will remain in effect until next redetermined pursuant to the provisions of Section 2.14 of the Credit Agreement or otherwise in accordance therewith.

Section 4.   Conditions Precedent. The effectiveness of this Amendment is subject to the following:

4.1. Counterparts. The Administrative Agent shall have received counterparts of this Amendment from the Credit Parties, each Issuing Bank and each of the Lenders constituting at least the Majority Lenders.

4.2. Fees and Expenses. The Administrative Agent shall have received payment from Borrower of all reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of outside counsel) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

Section 5.   Concerning the Exiting Lender and Reallocation.

5.1. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Commitments and Commitment Percentages as set forth on Schedule 1.1(a) to this Amendment, and the Administrative Agent, the Lenders and the Borrower hereby consent to such reallocation. The Administrative Agent, the Lenders and the Borrower hereby waive (a) any requirement that an Assignment and Acceptance or any other documentation be executed in connection with such reallocation, and (b) the payment of any processing and recordation fee required to be paid to the Administrative Agent in connection with such reallocation. In connection herewith, Exiting Lender irrevocably sells and assigns to each Lender, and each Lender, severally and not jointly, hereby irrevocably purchases and assumes from the Exiting Lender, subject to and in accordance with the Standard Terms and Conditions For Assignment and Acceptance set forth in Annex 1 attached to Exhibit G to the Credit Agreement, as of the Effective Date, so much of such Exiting Lender’s Commitment, outstanding Loans and participations in Letters of Credit, and rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including without limitation any guaranties and, to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Exiting Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), such that each Lender’s Commitment, Commitment Percentage of the outstanding Loans and participations in Letters of Credit, and rights and obligations as a Lender shall be equal to its Commitment and Commitment Percentage set forth on Schedule 1.1(a) to this Amendment. The reallocation of the Commitments and Commitment Percentages among the Lenders shall be deemed to have been consummated pursuant to the terms of an Assignment and Acceptance attached as Exhibit G to the Credit Agreement as if the Lenders had executed an Assignment and Acceptance with respect to such reallocation, and Exiting Lender agrees that the provisions of the form of Assignment and Acceptance attached as Exhibit G to the Credit Agreement shall apply to it as the “Assignor” thereunder. On the Effective Date, the Commitment and Commitment Percentage of each Lender shall be as set forth on Schedule 1.1(a) attached to this Amendment, Exiting Lender is released of its Commitment under the Credit Agreement and Exiting Lender shall have no Commitment or Commitment Percentage.

5.2. Upon the Effective Date, all Loans and participations in Letters of Credit of the Lenders and the Exiting Lender outstanding immediately prior to the Effective Date shall be, and hereby are, restructured, rearranged and continued as provided in this Amendment and shall continue as Loans and participations in Letters of Credit of the Lenders under the Credit Agreement pursuant to this Amendment, and Exiting Lender shall have been repaid the Commitment Percentage of its outstanding Loans immediately prior to the Effective Date, and it shall not have any participations in any Letter of Credit.

Section 6.   Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent as follows as of the Effective Date (unless otherwise specified below):

6.1. Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty are true and correct) as of the Effective Date and after giving effect to the transactions contemplated hereby, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty are true and correct) as of such specified earlier date.

6.2. Due Authorization; No Conflict. The execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s company powers, have been duly authorized by all necessary company action, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority and do not violate or constitute a default under any provision of applicable law or material agreement binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except Permitted Liens or Liens created by the Credit Documents.

6.3. Validity and Enforceability. This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally, and (b) the application of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6.4. No Default, Event of Default or Borrowing Base Deficiency. No Default or Event of Default has occurred which is continuing and no Borrowing Base Deficiency exists.

Section 7.   Miscellaneous.

7.1. Reaffirmation of Credit Documents. Any and all of the terms and provisions of the Credit Agreement and the other Credit Documents shall, except as amended and modified hereby, remain in full force and effect and each Credit Party acknowledges that it has no defense to its obligation to pay the Obligations when due. Each Credit Party hereby agrees that the amendments and modifications herein contained shall not limit or impair any Liens securing the Obligations or such Credit Party’s obligation to pay the Obligations when due, each of which is hereby ratified and affirmed.

7.2. Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.3. Legal Expenses. The Borrower hereby agrees to pay in accordance with Section 13.5 of the Credit Agreement all reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

7.4. Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Delivery of this Amendment by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed original counterpart hereof.

7.5. Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

7.6. Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

7.7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.8. Credit Document. This Amendment shall constitute a Credit Document (as defined in the Credit Agreement).

[Signature Pages Follow.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

BCE-MACH II LLC

By:	/s/ Kevin R. White
Name:	Kevin R. White
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 3- BCE-MACH II LLC]

ADMINISTRATIVE AGENT, COLLATERAL AGENT, ISSUING BANK AND A LENDER:

EAST WEST BANK

By:	/s/ Andrew Long
Name:	Andrew Long
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3- BCE-MACH II LLC]

LENDERS:

MIDFIRST BANK, as a Lender

By:	/s/ Chad Dayton
Name:	Chad Dayton
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3- BCE-MACH II LLC]

EXITING LENDER:

COMMERCE BANK, as an Exiting Lender

By:	/s/ Chase B. Proctor
Name:	Chase B. Proctor
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3- BCE-MACH II LLC]